Exhibit 99.1
ICU Medical Announces Second Quarter 2025 Results
and Updates its Fiscal Year 2025 Guidance

SAN CLEMENTE, Calif., August 7, 2025 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical products, today announced financial results for the quarterly period ended June 30, 2025.

Second Quarter 2025 Results

Second quarter 2025 revenue was $548.9 million, as compared to $596.5 million in the same period in the prior year. GAAP gross profit for the second quarter of 2025 was $208.1 million, as compared to $207.4 million in the same period in the prior year. GAAP gross margin for the second quarter of 2025 was 38%, as compared to 35% in the same period in the prior year. GAAP net income for the second quarter of 2025 was $35.3 million, or $1.43 per diluted share, as compared to GAAP net loss of $(21.4) million, or $(0.88) per diluted share, for the second quarter of 2024. Adjusted diluted earnings per share for the second quarter of 2025 was $2.10 as compared to $1.56 for the second quarter of 2024. Adjusted EBITDA was $100.3 million for the second quarter of 2025 as compared to $91.3 million for the second quarter of 2024.

Adjusted EBITDA and adjusted diluted earnings per share are measures calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Vivek Jain, ICU Medical’s Chief Executive Officer, said, “Second quarter results were generally in line with our expectations."

Revenues by product line for the three and six months ended June 30, 2025 and 2024 were as follows (in millions):

	Three months ended June 30,			Six months ended June 30,
Product Line	2025	2024	$ Change	2025	2024	$ Change
Consumables	$273.1	$261.8	$11.3	$539.4	$505.9	$33.5
Infusion Systems	167.7	163.7	4.0	334.0	321.0	13.0
Vital Care*	108.0	171.0	(63.0)	280.2	336.3	(56.1)
Total**	$548.8	$596.5	$(47.7)	$1,153.6	$1,163.2	$(9.6)
*Vital Care includes contract manufacturing revenue of $5.3 million and $10.5 million for the three and six months ended June 30, 2025, respectively, as compared to $15.5 million and $29.5 million for the three and six months ended June 30, 2024, respectively.
** Totals may differ from the income statement due to the rounding of product lines.

Fiscal Year 2025 Guidance

For Fiscal Year 2025 the Company is updating its estimates of GAAP net loss from a range of $(45) million to $(28) million to a range of $(43) million to $(35) million and GAAP diluted loss per share from a range of $(1.81) to $(1.11) to a range of $(1.68) to $(1.38). The Company is updating the estimate of the range of its full year 2025 guidance, inclusive of the previously disclosed impact of the IV Solutions joint venture, of adjusted EBITDA from a range of $380 million to $405 million to a range of $380 million to $390 million and diluted earnings per share from a range of $6.55 to $7.25 to a range of $6.85 to $7.15.

Conference Call

The Company will host a conference call to discuss its second quarter 2025 financial results, today at 4:30 p.m. ET (1:30 p.m. PT). The call can be accessed at (800) 267-6316, conference ID "ICUMED". The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on Event Calendar and clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical

ICU Medical (Nasdaq: ICUI) is a global leader in infusion systems, infusion consumables and high-value critical care products used in hospital, alternate site and home care settings. Our team is focused on providing quality, innovation and value to our clinical customers worldwide. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical can be found at www.icumed.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as
“aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or the negative thereof or comparable terminology and may include (without limitation) information regarding the Company's expectations, goals and intentions regarding the future and financial outlook for 2025. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: risks from doing business in foreign countries, including related to tariffs and other barriers to trade; the Company’s ability to compete successfully, including with larger international companies and established local companies; decreased demand for the Company's products; costs related to product development; cost volatility or potential loss of supply of raw materials due to our dependence on single and limited source third-party suppliers; ability to achieve operating efficiencies; risks related to significant sales through our distributors; inflation and foreign currency exchange rates; impacts from global macroeconomic and geopolitical conditions; healthcare costs and reimbursement levels; disruptions at the FDA and other governmental agencies; damage at the Company’s manufacturing or supply facilities; risks associated with the IV Solutions joint venture and the Smiths Medical acquisition; risks associated with the timing and resolution of the 2025 warning letter; risks related to protection of our information technology systems and compliance with privacy laws and regulations; risks related to our intellectual property; and the other important factors described under “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and our subsequent filings with the SEC, including, without limitation, in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise unless required by law.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	June 30, 2025	December 31, 2024

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$300,025	$308,566
Accounts receivable, net of allowance for doubtful accounts	179,495	182,828
Inventories	616,474	584,676
Prepaid expenses and other current assets	84,121	81,531
Assets held for sale	—	284,382
TOTAL CURRENT ASSETS	1,180,115	1,441,983

PROPERTY, PLANT AND EQUIPMENT, net	452,442	442,746
OPERATING LEASE RIGHT-OF-USE ASSETS	58,888	53,295
GOODWILL	1,501,920	1,432,772
INTANGIBLE ASSETS, net	698,009	740,789
DEFERRED INCOME TAXES	23,068	24,211
OTHER ASSETS	61,322	65,097
EQUITY METHOD INVESTMENTS	131,625	3,038
TOTAL ASSETS	$4,107,389	$4,203,931

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$168,820	$148,020
Accrued liabilities	313,798	306,923
Current portion of long-term debt	—	51,000
Income tax payable	159	17,328
Liabilities held for sale	—	32,911
TOTAL CURRENT LIABILITIES	482,777	556,182

LONG-TERM DEBT	1,337,731	1,531,858
OTHER LONG-TERM LIABILITIES	96,289	66,745
DEFERRED INCOME TAXES	43,220	48,814
INCOME TAX LIABILITY	31,596	35,097
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value; Authorized — 500 shares; Issued and outstanding — none	—	—
Common stock, $0.10 par value; Authorized — 80,000 shares; Issued —24,686 and 24,518 shares at June 30, 2025 and December 31, 2024, respectively, and outstanding — 24685 and 24,517 shares at June 30, 2025 and December 31, 2024, respectively	2,469	2,452
Additional paid-in capital	1,435,935	1,412,118
Treasury stock, at cost	(6)	(92)
Retained earnings	710,020	690,158
Accumulated other comprehensive loss	(32,642)	(139,401)
TOTAL STOCKHOLDERS' EQUITY	2,115,776	1,965,235
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,107,389	$4,203,931

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
TOTAL REVENUES	$548,866	$596,455	$1,153,568	$1,163,110
COST OF GOODS SOLD	340,802	389,027	735,395	770,438
GROSS PROFIT	208,064	207,428	418,173	392,672
OPERATING EXPENSES:
Selling, general and administrative	159,392	159,549	316,625	317,206
Research and development	21,867	23,390	45,158	45,232
Restructuring, strategic transaction and integration	16,218	17,136	32,915	33,241
Change in fair value of contingent earn-out	—	(339)	—	(44)
TOTAL OPERATING EXPENSES	197,477	199,736	394,698	395,635
INCOME (LOSS) FROM OPERATIONS	10,587	7,692	23,475	(2,963)
INTEREST EXPENSE, net	(20,549)	(23,841)	(42,580)	(47,613)
OTHER INCOME (EXPENSE), net	1,818	(3,384)	55	(5,725)
GAIN ON SALE OF BUSINESS	41,823	—	41,823	—
INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF UNCONSOLIDATED AFFILIATES	33,679	(19,533)	22,773	(56,301)
PROVISION FOR INCOME TAXES	(1,178)	(1,873)	(5,748)	(4,576)
NET INCOME (LOSS) FROM CONSOLIDATED COMPANIES	32,501	(21,406)	17,025	(60,877)
EQUITY IN EARNINGS OF UNCONSOLIDATED AFFILIATES	2,837	—	2,837	—
NET INCOME (LOSS)	$35,338	$(21,406)	$19,862	$(60,877)
NET INCOME (LOSS) PER SHARE
Basic	$1.43	$(0.88)	$0.81	$(2.51)
Diluted	$1.43	$(0.88)	$0.80	$(2.51)
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	24,645	24,393	24,593	24,295
Diluted	24,708	24,393	24,746	24,295

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Six months ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,862	$(60,877)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	99,110	110,844
Noncash lease expense	9,308	10,524
Stock compensation	26,636	22,596
Loss (gain) on disposal of property, plant and equipment and other assets	1,753	(78)
Undistributed equity in earnings of unconsolidated affiliates	(2,837)	—
Debt issuance costs amortization	3,482	3,411
Change in fair value of contingent earn-out liability	—	(44)
Product-related charges	—	—
Gain on sale of business	(41,823)	—
Other	8,037	12,781
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	16,691	6,715
Inventories	(29,213)	21,095
Prepaid expenses and other current assets	(9,208)	(12,638)
Other assets	(5,682)	(11,124)
Accounts payable	14,382	9,432
Accrued liabilities	(19,835)	20,245
Income taxes, including excess tax benefits and deferred income taxes	(28,125)	(5,138)
Net cash provided by operating activities	62,538	127,744
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(34,317)	(35,382)
Proceeds from the sale of business	209,464	—
Proceeds from sale of assets	42	692
Intangible asset additions	(4,541)	(5,364)
Proceeds from sale and maturities of investment securities	—	500
Net cash provided by (used in) investing activities	170,648	(39,554)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayments of long-term debt	(247,750)	(25,500)
Proceeds from exercise of stock options	5,972	3,074
Payments on finance leases	(885)	(518)
Payments of contingent earn-out liability	—	(2,600)
Tax withholding payments related to net share settlement of equity awards	(8,688)	(11,685)
Net cash used in financing activities	(251,351)	(37,229)
Effect of exchange rate changes on cash	9,624	(2,535)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(8,541)	48,426
CASH AND CASH EQUIVALENTS, beginning of period	308,566	254,222
CASH AND CASH EQUIVALENTS, end of period	$300,025	$302,648

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation.

The non-GAAP financial measures as shown in the tables below, exclude special items because they are highly variable or unusual and impact year-over-year comparisons.

For the three months ended June 30, 2025 and 2024, special items include the following:

Contract manufacturing: We manufacture certain products or product components in accordance with manufacturing services agreements. We do not include the contract revenue in our adjusted revenue, or any gross profit impact in our adjusted gross profit as the commercial relationship under these types of agreements are originally negotiated contemporaneously with a business combination or other transactions and are not indicative of normal market transactions.

Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.

Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

Depreciation expense reduction - Assets Held For Sale Classification: Once classified as held for sale, depreciation expense is not recorded for any long-lived assets included in the disposal group even though these assets continue to be utilized in the normal course of business. As such, we adjust for the impact of the discontinuation of depreciation with respect to assets classified as held for sale during the period as these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Restructuring, strategic transaction and integration: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Contract settlement: Occasionally, we are involved in contract renegotiations that may result in one-time settlements. We exclude these settlements as they have no direct correlation to the operation of our ongoing business.

Change in fair value of contingent earn-out: We exclude the impact of certain amounts recorded in connection with business combinations. We exclude items that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing.

Quality system and product-related remediation: We exclude certain quality system and product-related remediation charges in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Noncash release of loss on contract provision: We provide certain services under fixed priced arrangements in accordance with a transition services arrangement. We do not include the loss on contract provision or subsequent release net of the related interest accretion as a result of providing those services in our non-GAAP financial measures as the agreement was negotiated contemporaneously with a disposition and is not indicative of a normal market transaction. The loss provision and subsequent release is a non-recurring noncash adjustment that if included may limit the comparability of our ongoing operations with prior and future periods.

Asset write-offs and similar charges: Occasionally, we may write-off certain assets or we may sell certain assets. We exclude the non-cash gain/loss on the write-off/sale of these assets in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Gain on sale of business: We exclude any non-cash gains/losses on the sale of a business in determining our non-GAAP financial measures as the inclusion may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

In addition to the above special items, Adjusted EBITDA additionally excludes the following items from net income:

Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.

Interest, net: We exclude interest in deriving adjusted EBITDA as interest can vary significantly among companies depending on a company's level of income generating instruments and/or level of debt.

Taxes: We exclude taxes in deriving adjusted EBITDA as taxes are deemed to be non-core to the business and may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Adjusted Diluted EPS excludes from diluted EPS, net of tax, the special items listed above. The tax effect on the special items is calculated using the specific tax rate applied to each adjustment based on the nature of the item/or the tax jurisdiction in which the item has been recorded. Additionally, adjusted diluted EPS may exclude the income tax impact of certain non-recurring discrete tax items that are not reflective of income tax expense/benefit incurred as a result of current period earnings/ loss, as well as the impact of certain deferred tax valuation allowances when assessed against non-GAAP profitability.

We also present Free cash flow as a non-GAAP financial measure as management believes that this is an important measure for use in evaluating overall company financial performance as it measures our ability to generate additional cash flow from business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

The following tables reconcile our non-GAAP financial measures for the periods presented:

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands, except per share data)

	Adjusted EBITDA
	Three months ended June 30,
	2025	2024
GAAP net income (loss)	$35,338	$(21,406)

Non-GAAP adjustments:
Interest, net	20,549	23,841
Stock compensation expense	14,457	10,998
Depreciation and amortization expense	49,665	55,318
Restructuring, strategic transaction and integration	16,218	17,136
Contract settlement	150	—
Change in fair value of contingent earn-out	—	(339)
Quality system and product-related charges	5,706	3,924
Asset write-offs and similar charges	—	(8)
Gain on sale of business	(41,823)	—
Noncash release of loss on contract provision	(717)	—
Gross profit on contract manufacturing	(412)	—
Provision for income taxes	1,178	1,873
Total non-GAAP adjustments	64,971	112,743

Adjusted EBITDA	$100,309	$91,337

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share)

The Company’s U.S. GAAP results for the three months ended June 30, 2025 included special items which impacted the U.S. GAAP measures as follows:

	Total revenues	Gross profit	Selling, general and administrative	Research and development	Restructuring, strategic transaction and integration	Income (loss) from operations	Interest expense, net	Gain on sale of business	Income (loss) before income taxes and equity in earnings of unconsolidated affiliates	Provision for income taxes	Net income from consolidated companies	Equity in earnings of unconsolidated affiliated	Net income	Diluted earnings (loss) per share
Reported (GAAP)	$548,866	$208,064	$159,392	$21,867	$16,218	$10,587	$(20,549)	$41,823	$33,679	$(1,178)	$32,501	$2,837	$35,338	$1.43
Reported percent of total revenues or (percent of income (loss) before income taxes and equity in earnings of unconsolidated affiliates)		38%	29%	4%	3%	2%	(4)%	8%	6%	3.5%	6%
Contract manufacturing	(5,293)	(412)	—	—	—	(412)	—	—	(412)	101	(311)	—	(311)	(0.01)
Stock compensation expense	—	1,851	(11,990)	(616)	—	14,457	—	—	14,457	(3,511)	10,946	—	10,946	0.44
Amortization expense	—	1,038	(31,690)	—	—	32,728	—	—	32,728	(8,068)	24,660	—	24,660	1.00
Depreciation expense reduction - assets held for sale classification	—	(1,074)	—	—	—	(1,074)	—	—	(1,074)	263	(811)	—	(811)	(0.03)
Restructuring, strategic transaction and integration	—	—	—	—	(16,218)	16,218	—	—	16,218	(3,973)	12,245	—	12,245	0.50
Contract settlement	—	—	(150)	—	—	150	—	—	150	(37)	113	—	113	—
Quality system and product-related remediation	—	5,706	—	—	—	5,706	—	—	5,706	(1,268)	4,438	—	4,438	0.18
Gain on sale of business	—	—	—	—	—	—	—	(41,823)	(41,823)	10,247	(31,576)	—	(31,576)	(1.28)
Noncash release of loss on contract provision	—	—	717	—	—	(717)	247	—	(470)	115	(355)	—	(355)	(0.01)
Tax expense from valuation allowance*	—	—	—	—	—	—	—	—	—	(2,699)	(2,699)	—	(2,699)	(0.11)
Tax expense from equity in earnings of unconsolidated affiliates	—	—	—	—	—	—	—	—	—	695	695	(695)	—	—
Adjusted (Non-GAAP)**	$543,573	$215,173	$116,279	$21,251	$—	$77,643	$(20,302)	$—	$59,159	$(9,313)	$49,846	$2,142	$51,988	$2.10
Adjusted percent of total revenues or (percent of income (loss) before income taxes and equity in earnings of unconsolidated affiliates)		40%	21%	4%	—%	14%	(4)%	—%	11%	15.7%	9%
_______________________
* The Company’s non-GAAP annual effective tax rate is calculated without the tax expense related to the valuation allowance against certain U.S. Federal and State deferred tax assets. The valuation allowance was recorded based on an assessment of available positive and negative evidence, including, predominantly, an estimate that we will be in a three-year cumulative U.S. loss position on a GAAP basis as of June 30, 2025. However, based on the same assessment, including, predominantly, our being, in a three-year cumulative U.S. income position on a non-GAAP basis, which excludes the impact of our non-GAAP adjustments, we concluded that recording a valuation allowance would not have been appropriate for non-GAAP reporting. As a result, the tax expense for the valuation allowance was added back to our calculation of non-GAAP annual effective tax rate.
** Amounts may not foot due to rounding.

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)(continued)
(In thousands, except percentages and per share)

The Company’s U.S. GAAP results for the three months ended June 30, 2024 included special items which impacted the U.S. GAAP measures as follows:

	Total revenues	Gross profit	Selling, general and administrative	Research and development	Restructuring, strategic transaction and integration	Change in fair value of contingent earn-out	(Loss) income from operations	Other expense, net	(Loss) income before income taxes	Provision for income taxes	Net (loss) income	Diluted (loss) earnings per share
Reported (GAAP)	$596,455	$207,428	$159,549	$23,390	$17,136	$(339)	$7,692	$(3,384)	$(19,533)	$(1,873)	$(21,406)	$(0.88)
Reported percent of total revenues (or percent of (loss) income before income taxes for benefit (provision) for income taxes)		35%	27%	4%	3%	—%	1%	(1)%	(3)%	(9.6)%	(4)%
Contract manufacturing	(15,473)	—	—	—	—	—	—	—	—	—	—
Stock compensation expense	—	1,524	(9,071)	(403)	—	—	10,998	—	10,998	(2,640)	8,358	0.34
Amortization expense	—	—	(33,059)	—	—	—	33,059	—	33,059	(8,037)	25,022	1.02
Restructuring, strategic transaction and integration	—	—	—	—	(17,136)	—	17,136	—	17,136	(4,124)	13,012	0.53
Change in fair value of contingent earn-out	—	—	—	—	—	339	(339)	—	(339)	—	(339)	(0.01)
Quality system and product-related remediation	—	3,924	—	—	—	—	3,924	—	3,924	(885)	3,039	0.12
Asset write-offs and similar charges	—	—	—	—	—	—	—	(8)	(8)	2	(6)	—
Tax expense from valuation allowance*	—	—	—	—	—	—	—	—	—	10,387	10,387	0.42
Adjusted (Non-GAAP)**	$580,982	$212,876	$117,419	$22,987	$—	$—	$72,470	$(3,392)	$45,237	$(7,170)	$38,067	$1.56
Adjusted percent of total revenues (or percent of (loss) income before income taxes for benefit (provision) for income taxes)		37%	20%	4%	—%	—%	12%	(1)%	8%	15.8%	7%
_____________
* The Company’s non-GAAP annual effective tax rate is calculated without the tax expense related to the valuation allowance against certain U.S. Federal and State deferred tax assets. The valuation allowance was recorded based on an assessment of available positive and negative evidence, including, predominantly, an estimate that we will be in a three-year cumulative U.S. loss position on a GAAP basis as of June 30, 2024. However, based on the same assessment, including, predominantly, our being, in a three-year cumulative U.S. income position on a non-GAAP basis, which excludes the impact of our non-GAAP adjustments, we concluded that recording a valuation allowance would not have been appropriate for non-GAAP reporting. As a result, the tax expense for the valuation allowance was added back to our calculation of non-GAAP annual effective tax rate.
* Amounts may not foot due to rounding

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$11,211	81,953	$62,538	$127,744
Purchase of property, plant and equipment	(19,696)	(19,467)	(34,317)	(35,382)
Proceeds from sale of assets	—	185	42	692
Free cash flow	$(8,485)	$62,671	$28,263	$93,054

ICU MEDICAL, INC. AND SUBSIDIARIES
Fiscal Year 2025
Outlook (Unaudited)
(In millions, except per share data)

	Low End of Guidance	High End of Guidance
GAAP net loss	$(43)	$(35)

Non-GAAP adjustments:
Interest, net	83	83
Stock compensation expense	53	53
Depreciation and amortization expense	209	209
Restructuring, strategic transaction and integration	59	59
Quality and regulatory initiatives and remediation	43	43
Gain on sale of business	(42)	(42)
Noncash release of loss on contract provision	2	2
Gross profit on contract manufacturing	(2)	(2)
Provision for income taxes	18	20
Total non-GAAP adjustments	$423	$425

Adjusted EBITDA	$380	$390

GAAP loss per share	$(1.68)	$(1.38)

Non-GAAP adjustments:
Stock compensation expense	2.11	2.11
Amortization expense	5.47	5.47
Restructuring, strategic transaction and integration	2.36	2.36
Quality and regulatory initiatives and remediation	1.73	1.73
Depreciation expense reduction - assets held for sale classification	(0.17)	(0.17)
Gain on sale of business	(1.68)	(1.68)
Noncash release of loss on contract provision	0.08	0.08
Gross profit on contract manufacturing	(0.06)	(0.06)
Estimated income tax impact from adjustments	(1.31)	(1.31)
Adjusted earnings per share	$6.85	$7.15

CONTACT:
ICU Medical, Inc.
Brian Bonnell, Chief Financial Officer
(949) 366-2183
ICR, Inc.
John Mills, Partner
(646) 277-1254